SERVICES AGREEMENT

SERVICES AGREEMENT (the “Agreement”) made as of this 3rd day of November, 1997, by and between THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK (“MONY”), a mutual life insurance company organized and existing under the laws of the State of New York, and MONY LIFE INSURANCE COMPANY OF AMERICA (“Adviser”), a corporation organized and existing under the laws of the State of Arizona.

WITNESSETH

WHEREAS, Adviser is a wholly owned subsidiary of MONY and is registered as an investment adviser under the Investment Advisers Act of 1940;

WHEREAS, Adviser will contemporaneously with this Agreement enter into an Investment Advisory Agreement (a copy of which is attached hereto) with MONY Private Assets Trust (the “Trust”), a series mutual fund established to serve as the underlying funding vehicle for separate accounts of MONY Life insurance Company of America established to offer, pursuant to private placement exemptions under the Securities Act of 1933 and the Investment Company Act of 1940, variable insurance contracts;

WHEREAS, MONY has an interest in assuring that the activities and operations of Adviser are successful;

WHEREAS, MONY employees personnel having substantial experience in managing investment portfolios and in providing related administrative functions, and has available the facilities and equipment necessary for operating an investment advisor and research business; and

WHEREAS, Adviser desires to utilize the personnel, facilities and equipment of MONY in carrying on its business;

NOW, THEREFORE, for and in consideration of the premises and the mutual promises set forth in this Agreement, the parties agree as follows:

1.  MONY shall on a fair and equitable basis make available to Adviser at its request such personnel, services, facilities, supplies and equipment (hereinafter collectively referred to as

“Services”) as shall reasonably be necessary or desirable to the conduct of Adviser’s business, including, but not limited to:

a.  the services of certain officers and employees of MONY to better enable Adviser to carry on its investment management and administrative functions;

b.  office space;

c.  supplies and stationery;

d.  equipment;

e.  telephone, wire services and similar services;

f.  heat, light, power, water and other utilities; and

g.  all similar miscellaneous office expenses and services.

2.  MONY shall be compensated for such Services as agreed to in writing by the parties to this Agreement.

3.  Any such compensation under paragraph 2 shall be reviewed from time to time by the parties to this Agreement, and the books, accounts and records of each party to this Agreement shall be so maintained as to clearly and accurately disclose the nature and details of each transaction between the parties.

4.  MONY hereby authorizes the Adviser to grant the Trust permission to use the word “MONY” in the Trust’s name and to grant a royalty-free, non-exclusive license to the Trust to use such other service marks as have been or may in the future be adopted by MONY, for the term and subject to the conditions provided in Article VI of the Investment Advisory Agreement between Adviser and the Trust executed contemporaneously herewith. MONY shall have the right to require the Adviser to terminate such permission and license, on sixty (60) days’ prior notice, pursuant to the right to terminate reserved by Adviser in said Article VI.

5.  This Agreement will continue in effect from year to year with respect to each of the Trust’s Portfolios, whenever created, as to which Adviser acts as investment adviser (the “Portfolios”) unless the Trustees, by a majority vote, terminate the Agreement with respect to one or more of the Portfolios.

6.  If, with respect to any Portfolio of the Trust, a majority of the outstanding shares of beneficial interest of such Portfolio vote to terminate this Agreement, this Agreement shall automatically terminate with respect to such Portfolio.

7.  This Agreement may be terminated without payment of penalty by either party hereto on at least 60 days’ written notice.

8.  This Agreement shall automatically terminate upon its assignment by either party.

9.  This Agreement shall automatically terminate with respect to any Portfolio of the Trust at such time as the Investment Advisory Agreement between Adviser and the Trust shall terminate with respect to such Portfolio.

10.  If this Agreement is terminated (except by reason of assignment), in whole or with respect to any Portfolio, and the Board of Trustees of the Trust so requests, MONY will continue to provide Services to Adviser as provided in this Agreement for up to 120 days with respect to any Portfolio of the Trust (as requested) pending the required approval of this Agreement, approval of a new services contract with MONY or a different investment adviser, or other definitive action. During such continuance MONY shall be compensated on a cost-reimbursal basis as provided in this Agreement.

11.  This Agreement may not be amended, in whole or with respect to any Portfolio, without the agreement thereto in writing by Adviser and MONY, and approval for such amendment by the Trust’s Board of Trustees or a majority of the outstanding shares of the class of capital stock of such Portfolio.

12.  The parties agree to furnish applicable federal and state regulatory authorities with any information or reports in connection with this Agreement which such authorities may request.

13.  This Agreement is subject to, and is to be interpreted in accordance with, the provisions of the 1940 Act, and the rules and regulations of the Securities and Exchange Commission thereunder, and the laws of the State of New York. As used with respect to the Trust or any of its portfolios, the term “majority of the outstanding shares” means the lesser of (i) 67 percent of the shares represented at a meeting at which more than 50 percent of the outstanding shares are represented or (ii) more than 50 percent of the outstanding shares.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date and year above written.

MONY LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ KENNETH M. LEVINE
Executive Vice President

THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ KENNETH M. LEVINE
Executive Vice President

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